Exhibit 99.2

Quaker Houghton Fourth Quarter and Full Year 2021 Results Investor Conference Call

Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles ("GAAP"). Man agement believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and helps investors to evaluat e t he financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar mea sur es provided by other companies. This data should be read in conjunction with the fourth quarter and full earnings news release, dated February 24, 2022, which has been furnished to the Sec urities and Exchange Commission ("SEC") on Form 8 - K. Forward - Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements, including statements regarding the potential effects of the COVID-19 pandemic, inflation and global supply chain constraints on the Company's business, results of operations, and financial condition, our expectations that we will maintain sufficient liquidity and remain in compliance with the terms of the Company's credit facility, expectations about future demand and raw material costs, and statements regarding the impact of increased raw material costs and pricing initiatives, on our current expectations about future events. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, including but not limited to the potential benefits of the Combination and other acquisitions, the impacts on our business as a result of the COVID-19 pandemic and global supply chain constraints as well as any projected global economic rebound or anticipated positive results due to Company actions taken in response, and our current and future results and plans and statements that include the words "may," "could," "should," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan" or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that demand for the Company's products and services is largely derived from the demand for its customers' products, which subjects the Company to uncertainties related to downturns in a customer's business and unanticipated customer production slowdowns and shutdowns, including as is currently being experienced by many automotive industry companies as a result of supply chain disruptions. Other major risks and uncertainties include, but are not limited to, the primary and secondary impacts of the COVID-19 pandemic, including actions taken in response to the pandemic by various governments, which could exacerbate some or all of the other risks and uncertainties faced by the Company, including the potential for significant increases in raw material costs, supply chain disruptions, customer financial instability, worldwide economic and political disruptions such as the current conflict between Russia and Ukraine, foreign currency fluctuations, significant changes in applicable tax rates and regulations, future terrorist attacks and other acts of violence. Furthermore, the Company is subject to the same business cycles as those experienced by our customers in the steel, automobile, aircraft, industrial equipment, and durable goods industries. The ultimate impact of COVID-19 on our business will depend on, among other things, the extent and duration of the pandemic, the severity of the disease and the number of people infected with the virus including new variants, the continued uncertainty regarding global availability, administration, acceptance and long-term efficacy of vaccines, or other treatments for COVID-19 or its variants, the longer-term effects on the economy of the pandemic, including the resulting market volatility, and by the measures taken by governmental authorities and other third parties restricting day-to-day life and business operations and the length of time that such measures remain in place, as well as laws and other governmental programs implemented to address the pandemic or assist impacted businesses, such as fiscal stimulus and other legislation designed to deliver monetary aid and other relief. Other factors could also adversely affect us, including those related to the Combination and other acquisitions and the integration of acquired businesses. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control. These risks, uncertainties, and possible inaccurate assumptions relevant to our business could cause our actual results to differ materially from expected and historical results. All forward-looking statements included in this presentation, including expectations about business conditions during 2022 and future periods, are based upon information available to the Company as of the date of this presentation, which may change. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, and in subsequent reports filed from time to time with the Securities and Exchange Commission, including, once filed, our Annual Report on Form 10-K for the year ended December 31, 2021. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. 2020 Quaker Houghton. All Rights Reserved 2 Forward - Looking Statements

Non-GAAP and Pro Forma Measures

The information included in this presentation includes non-GAAP (unaudited) financial information that includes EBITDA, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, and pro forma net sales, net income attributable to Quaker Houghton, EBITDA, adjusted EBITDA, and adjusted EBITDA margin. The Company believes these non-GAAP financial measures provide meaningful supplemental information as they enhance a reader's understanding of the financial performance of the Company, are indicative of future operating performance of the Company, and facilitate a comparison among fiscal periods, as the non-GAAP financial measures exclude items that are not indicative of future operating performance or not considered core to the Company's operations. Non-GAAP results and pro forma information are presented for supplemental informational purposes only and should not be considered a substitute for the financial information presented in accordance with GAAP.

The Company presents EBITDA which is calculated as net income attributable to the Company before depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies. The Company also presents adjusted EBITDA which is calculated as EBITDA plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. In addition, the Company presents non-GAAP operating income which is calculated as operating income plus or minus certain items that are not indicative of future operating performance or not considered core to the Company's operations. Adjusted EBITDA margin and non-GAAP operating margin are calculated as the percentage of adjusted EBITDA and non-GAAP operating income to consolidated net sales, respectively. The Company believes these non-GAAP measures provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

Additionally, the Company presents non-GAAP net income and non-GAAP earnings per diluted share as additional performance measures. Non-GAAP net income is calculated as adjusted EBITDA, defined above, less depreciation and amortization, interest expense, net, and taxes on income before equity in net income of associated companies, in each case adjusted, as applicable, for any depreciation, amortization, interest or tax impacts resulting from the non-core items identified in the reconciliation of net income attributable to the Company to adjusted EBITDA. Non-GAAP earnings per diluted share is calculated as non-GAAP net income per diluted share as accounted for under the "two-class share method." The Company believes that non-GAAP net income and non-GAAP earnings per diluted share provide transparent and useful information and are widely used by analysts, investors, and competitors in our industry as well as by management in assessing the operating performance of the Company on a consistent basis.

In addition, the Company has provided certain unaudited pro forma financial information in this presentation. The unaudited pro forma financial information is based on the historical consolidated financial statements and results of both Quaker and Houghton and has been prepared to illustrate the effects of the Combination. The unaudited pro forma financial information has been presented for informational purposes only and is not necessarily indicative of Quaker Houghton's past results of operations, nor is it indicative of the future operating results of Quaker Houghton and should not be considered a substitute for the financial information presented in accordance with GAAP. The Company has not provided pro forma financial information as it relates to the acquired operating divisions of Norman Hay plc or for any of its other acquisitions based on materiality. Pro forma results for the year ended December 31, 2019 include five months of Houghton's operations post-closing of the Combination, while Houghton reflects seven months of results for the period from January 1, 2019 through July 31, 2019. Pro forma results for the years ended December 31, 2018, 2017 and 2016, respectively, include Quaker's historical results, while Houghton reflects its stand-alone results.

As it relates to 2022 projected adjusted EBITDA growth for the Company, including as a result of our recent acquisitions, the Company has not provided guidance for comparable GAAP measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measures without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, as well as the impact of COVID-19. These items are uncertain, depend on various factors, and could have a material impact on the U.S. GAAP reported results for the guidance period.

The following charts should be read in conjunction with the Company's fourth quarter and full year earnings news release dated February 24, 2022, which has been furnished to the Securities and Exchange Commission on Form 8-K, the Company's Annual Report for the year ended December 31, 2020, and once filed with the Securities and Exchange Commission, the Company's 10-K for the period ended December 31, 2021. These documents may contain additional explanatory language and information regarding certain of the items included in the following reconciliations.

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©2020 Quaker Houghton. All Rights Reserved

Andy Tometich Chief Executive Officer & President Shane W. Hostetter Senior Vice President, Chief Financial Officer Robert T. Traub Senior Vice President, General Counsel & Corporate Secretary David A. Will Vice President and Global Controller Jeffrey Schnell Senior Director, Investor Relations ©2020 Quaker Houghton. All Rights Reserved 4 Speakers

©2020 Quaker Houghton. All Rights Reserved 5 ▪ Fourth quarter net sales of $447.0 million increased 16% compared to the fourth quarter of 2020, driving record full year net sales of $1,761.2 million for 2021 ▪ Fourth quarter and full year reported net income of $18.1 million and $121.4 million and earnings per diluted share of $1.01 and $6.77, respectively ▪ Record annual adjusted EBITDA of $274.1 million for 2021 includes $60.7 million in the fourth quarter ▪ Fourth quarter and full year non - GAAP earnings per diluted share of $1.29 and $6.85 ▪ Strong cash flow from operations of $46.4 million in the fourth quarter Fourth Quarter and Full Year 2021 Headlines

©2020 Quaker Houghton. All Rights Reserved 6 Highlights » Strong execution navigating significant cost pressures in 4Q21 • Strong sales growth led by pricing actions , new business wins and M&A offset by the automotive semiconductor shortage and supply chain challenges • Gross margins were impacted by significant raw material and other cost inflation ; pricing initiatives largely offset the dollar impact of raw material inflation in the quarter • Generated strong operating cash flow of $46.4 million in 4Q21 » Delivered a step change in profitability in 2021; Balance sheet remains strong • Generated 24% net sales growth on above market volume growth and delivered $274.1 million of adjusted EBITDA • Delivered synergy target of $80 million related to the combination • Reduced leverage to 2.7x net debt to adjusted EBITDA in 2021 and generated positive cash flow » Advancing our customer intimate model to unlock growth and deliver shareholder value • Accelerate growth initiatives including through innovation and breadth of product and service offerings • Invest in our people productivity and profitability initiatives to enhance our best - in - class capabilities • Disciplined capital allocation strategy including organic investments, M&A, debt reduction and shareholder returns

©2020 Quaker Houghton. All Rights Reserved 7 Financial Snapshot (dollars in millions, per share amounts) (1) Certain amounts may not calculate due to rounding Q4 2021 Q4 2020 Q3 2021 FY 2021 FY 2020 GAAP Net Sales $ 447.0 $ 385.9 $ 61.2 16% $ 449.1 $ (2.0) 0% $1,761.2 $1,417.7 $ 343.5 24% Gross Profit 138.9 142.0 (3.2) -2% 145.1 (6.3) -4% 594.6 513.4 81.2 16% Gross Margin (%) 31.1% 36.8% -5.7% -16% 32.3% -1.3% -4% 33.8% 36.2% -2.5% -7% Operating Income 30.7 34.7 (4.0) -11% 36.0 (5.3) -15% 150.5 59.4 91.1 153% Net Income 18.1 48.5 (30.3) -63% 31.1 (12.9) -42% 121.4 39.7 81.7 206% Earnings Per Diluted Share 1.01 2.72 (1.71) -63% 1.73 (0.72) -42% 6.77 2.22 4.55 205% Non-GAAP Non-GAAP Operating Income $ 39.3 $ 43.7 $ (4.3) -10% $ 43.2 $ (3.9) -9% $ 182.6 $ 134.0 $ 48.6 36% Non-GAAP Operating Margin (%) 8.8% 11.3% -2.5% -22% 9.6% -0.8% -9% 10.4% 9.5% 0.9% 10% Adjusted EBITDA 60.7 65.5 (4.8) -7% 66.2 (5.4) -8% 274.1 222.0 52.1 23% Adjusted EBITDA Margin (%) 13.6% 17.0% -3.4% -20% 14.7% -1.1% -8% 15.6% 15.7% -0.1% -1% Non-GAAP Earnings Per Diluted Share 1.29 1.63 (0.34) -21% 1.63 (0.34) -21% 6.85 4.78 2.07 43% Variance (1) Variance (1)Variance (1)

Q4’21 volumes reflect new business wins offset by the continued impact of the semiconductor shortage on the automotive end market and supply chain constraints which caused some delayed shipments Total Company Volume Trend (k ilograms, in thousands ) 8 ©2020 Quaker Houghton. All Rights Reserved 60,000 80,000 100,000 120,000 140,000 Q1 '20 Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21

©2020 Quaker Houghton. All Rights Reserved 9 Adjusted EBITDA (dollars in millions) Healthy demand and strong pricing actions drove record annual adjusted EBITDA in 2021 (1) Results presented above for 2020 and 2021 are the actual results for Quaker Houghton, all other years are pro forma results $215 $221 $236 $234 $222 $274 2016 2017 2018 2019 2020 2021 $65 $61 Q4 2020 Q4 2021 (1) (1) (1) (1)

Leverage Reported 3.5x 3.4x 3.7x 3.4x 3.2x 3.1x 2.7x 2.7x 2.7x Bank 2.9x 2.8x 3.1x 2.9x 2.8x 2.8x 2.5x 2.5x 2.5x $811 $811 $799 $741 $717 $750 $759 $759 $736 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Net Debt (dollars in millions) ▪ Total debt of $901.3 million and cash of $165.2 million resulted in net debt of $736.2 million ▪ Leverage 1 of 2.7x as of December 31, 2021 consistent with September 30, 2021 and step change from 3.2x as of December 31, 2020 ▪ Operating well within all bank covenants ▪ 2.5x net debt / TTM adjusted EBITDA as of year - end ▪ Maximum permitted leverage 1 of 3.75x ▪ Cost of debt on credit facility of ~1.6% in 4Q21 and as of year - end ▪ Net operating cash flow of $46.4 million in 4Q21 and $48.9 million YTD Leverage and Liquidity Update 10 ©2020 Quaker Houghton. All Rights Reserved 1 Leverage ratio defined as net debt divided by trailing twelve month adjusted EBITDA

Appendix Actual and Non - GAAP Results

©2020 Quaker Houghton. All Rights Reserved 12 Non - GAAP Operating Income Reconciliation (dollars in thousands, unless otherwise noted) Q4 2021 Q4 2020 FY 2021 FY 2020 Operating income 30,746$ 34,707$ 150,466$ 59,360$ Houghton combination, integration and other acquisition-related expenses Restructuring and related charges 840 1,956 1,433 5,541 Fair value step up of acquired inventory sold - - 801 226 Executive transition costs 1,889 - 2,986 - Inactive subsidiary's non-operating litigation costs 206 - 819 - Customer bankruptcy costs - - - 463 Facility remediation costs, net 19 - 1,509 - Indefinite-lived intangible asset impairment - - - 38,000 Non-GAAP operating income 39,334$ 43,667$ 182,625$ 134,036$ Non-GAAP operating margin (%) 8.8% 11.3% 10.4% 9.5% 5,634 7,004 24,611 30,446

Adjusted EBITDA & Non-GAAP Net Income Reconciliation

(dollars in thousands, unless otherwise noted)

	Q4 2021	Q4 2020	FY 2021	FY 2020
Net income attributable to Quaker Chemical Corporation	$ 18,126	$ 48,470	$ 121,369	$ 39,658
Depreciation and amortization	21,394	20,730	87,728	84,494
Interest expense, net	5,601	4,494	22,326	26,603
Taxes on income before equity in net income of associated companies	8,237	2,307	34,939	(5,296)
EBITDA	$ 53,358	$ 76,001	$ 266,362	$ 145,459
Equity income in a captive insurance company	(922)	(454)	(4,993)	(1,151)
Fair value step up of acquired inventory sold	-	-	801	226
Houghton combination, integration and other acquisition-related expenses	5,046	6,859	17,917	29,538
Restructuring and related charges	840	1,956	1,433	5,541
Executive transition costs	1,889	-	2,986	-
Inactive subsidiary's non-operating litigation costs	206	-	819	-
Customer bankruptcy costs	-	-	-	463
Indefinite-lived intangible asset impairment	-	-	-	38,000
Pension and postretirement benefit (income) costs, non-service components	(163)	(899)	(759)	21,592
Facility remediation costs, net	47	-	2,066	-
Gain on changes in insurance settlement restrictions of an inactive subsidiary and related insurance insolvency recovery	-	(18,144)	-	(18,144)
Brazilian non-income tax credits	206	-	(13,087)	-
Currency conversion impacts of hyper-inflationary economies	228	172	564	450
Adjusted EBITDA	$ 60,735	$ 65,491	$ 274,109	$ 221,974
Adjusted EBITDA Margin (%)	13.6%	17.0%	15.6%	15.7%
Adjusted EBITDA	$ 60,735	$ 65,491	$ 274,109	$ 221,974
Less: Depreciation and amortization - adjusted	21,386	20,730	87,002	83,732
Less: Interest expense, net	5,601	4,494	22,326	26,603
Less: taxes on income before equity in net income of associated companies - adjusted	10,699	11,015	41,976	26,488
Non-GAAP Net Income	$ 23,049	$ 29,252	$ 122,805	$ 85,151

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Non-GAAP EPS Reconciliation

	Q4 2021	Q4 2020	FY 2021	FY 2020
GAAP earnings per diluted share attributable to Quaker Chemical Corporation common shareholders	$ 1.01	$ 2.72	$ 6.77	$ 2.22
Equity income in a captive insurance company per diluted share	(0.05)	(0.03)	(0.28)	(0.07)
Houghton combination, integration and other acquisition-related expenses per diluted share	0.21	0.28	0.79	1.31
Restructuring and related charges per diluted share	0.04	0.08	0.07	0.23
Fair value step up of acquired inventory sold per diluted share	-	-	0.03	0.01
Executive transition costs per diluted share	0.08	-	0.13	-
Inactive subsidiary's non-operating litigation costs	0.01	-	0.04	-
Customer bankruptcy costs per diluted share	-	-	-	0.02
Facility remediation costs, net, per diluted share	0.00	-	0.09	-
Indefinite-lived intangible asset impairment per diluted share	-	-	-	1.65
Pension and postretirement benefit (income) costs, non-service components per diluted share	(0.01)	(0.04)	(0.04)	0.79
Gain on changes in insurance settlement restrictions of an inactive subsidiary and relative insurance insolvency resolver per diluted share	-	(0.78)	-	(0.78)
Brazilian non-income tax credits per diluted share	0.02	-	(0.46)	-
Currency conversion impacts of hyper-inflationary economies per diluted share	0.01	0.00	0.03	0.02
Impact of certain discrete tax items per diluted share	(0.03)	(0.60)	(0.32)	(0.62)
Non-GAAP earnings per diluted share	$ 1.29	$ 1.63	$ 6.85	$ 4.78

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©2020 Quaker Houghton. All Rights Reserved

Segment Performance

(dollars in thousands)

	Q4 2021	Q4 2020	FY 2021	FY 2020
Net sales				
Americas	$ 147,300	$ 120,149	$ 572,643	$ 450,161
EMEA	114,635	106,641	480,126	383,187
Asia/Pacific	101,236	88,449	388,160	315,299
Global Specialty Businesses	83,870	70,613	320,229	269,030
Total net sales	**$ 447,041**	**$ 385,852**	**$ 1,761,158**	**$ 1,417,677**
Segment operating earnings				
Americas	$ 27,708	$ 25,789	$ 124,863	$ 96,379
EMEA	16,407	22,894	85,209	69,163
Asia/Pacific	22,328	22,250	96,318	88,356
Global Specialty Businesses	21,591	21,576	90,632	79,690
Total segment operating earnings	**88,034**	**92,509**	**397,022**	**333,588**
Combination, integration and other acquisition-related expenses	(5,626)	(7,004)	(23,885)	(29,790)
Restructuring and related charges	(840)	(1,956)	(1,433)	(5,541)
Fair value step up of acquired inventory sold	-	-	(801)	(226)
Indefinite-lived intangible asset impairment	-	-	-	(38,000)
Non-operating and administrative expenses	(35,104)	(32,920)	(157,864)	(143,202)
Depreciation of corporate assets and amortization	(15,718)	(15,922)	(62,573)	(57,469)
Operating income	**30,746**	**34,707**	**150,466**	**59,360**
Other (expense) income, net	(493)	16,789	18,851	(5,618)
Interest expense, net	(5,601)	(4,494)	(22,326)	(26,603)
Income before taxes and equity in net income of associated companies	**$ 24,652**	**$ 47,002**	**$ 146,991**	**$ 27,139**

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©2020 Quaker Houghton. All Rights Reserved

Appendix Pro Forma Results

Full Year 2019 Pro Forma Reconciliation

(dollars in millions)

	2019				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net sales	$ 1,134	$ 475	$ (34)	$ (13)	$ 1,562
Net Income (Loss) Attributable to Quaker Houghton	$ 32	$ (3)	$ (6)	$ 10	$ 33
Depreciation and Amortization	45	31	-	3	77
Interest Expense, Net	17	33	-	(15)	35
Taxes on Income (b)	2	(1)	(2)	3	2
EBITDA*	96	60	(8)	1	148
Combination, Integration and Other Acquisition-Related Expenses	35	44	-	-	80
Gain on the Sale of Divested Assets	-	(35)	-	-	(35)
Fair Value Step Up of Houghton and Norman Hay Inventory Sold	12	-	-	-	12
Restructuring and Related Charges	27	-	-	-	27
Other Addbacks (c)	3	(0)	-	-	3
Adjusted EBITDA*	$ 173	$ 68	$ (8)	$ 1	$ 234
Adjusted EBITDA Margin* (%)	15%	14%	24%	-4%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks include equity income in a captive insurance company, pension and postretirement benefit costs, non-service components, customer bankruptcy costs, insurance insolvency recoveries and currency conversion impacts of hyper-inflationary economies.

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©2020 Quaker Houghton. All Rights Reserved

18 ©2020 Quaker Houghton. All Rights Reserved Full Year 2018 Pro Forma Reconciliation (dollars in millions) Quaker Houghton Divestitures Other (a) Pro Forma* Net sales 868$ 861$ (53)$ (22)$ 1,655$ Net Income (Loss) Attributable to Quaker Houghton 59$ (0)$ (9)$ 17$ 66$ Depreciation and Amortization 20 54 - 5 79 Interest Expense, Net 4 56 - (25) 35 Taxes on Income (b) 25 3 (2) 5 30 EBITDA* 108 113 (12) 1 210 Combination, Integration and Other Acquisition-Related Expenses 16 7 - - 23 Other Addbacks (c) 1 2 - - 3 Adjusted EBITDA* 126$ 121$ (12)$ 1$ 236$ Adjusted EBITDA Margin* (%) 14% 14% 23% -4% 14% (b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%. (c) Other addbacks include currency conversion impacts on hyper-inflationary economies, a gain on the liquidation of an inactive legal entity and charges related to non-recurring non-income tax and VAT charges. 2018 * Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton. (a) Other includes: (i) additional depreciation and amortization expense based on the initial estimates of fair value step up and estimated useful lives of depreciable fixed assets, definite-lived intangible assets and investment in associated companies acquired; (ii) adoption of required accounting guidance and alignment of related accounting policies; (iii) elimination of transactions between Quaker and Houghton; and (iv) an adjustment to interest expense, net, to reflect the impact of the new financing and capital structure of the combined Company.

Full Year 2017 Pro Forma Reconciliation

(dollars in millions)

	2017									
	Quaker		Houghton		Divestitures		Other (a)		Pro Forma*	
Net Income (Loss) Attributable to Quaker Houghton	$	20	$	(47)	$	(9)	$	9	$	(26)
Depreciation and Amortization		20		55		-		5		80
Interest Expense, Net		1		51		-		(16)		37
Taxes on Income (b)		42		42		(2)		2		84
EBITDA*		83		102		(11)		0		175
Equity Income in a Captive Insurance Company		(3)		-		-		-		(3)
Combination, Integration and Other Acquisition-Related Expenses		30		10		-		-		40
Pension and Postretirement Benefit Costs, Non-Service Components		4		(1)		-		-		4
Cost Reduction Activities		0		2		-		-		2
Loss on Disposal of Held-for-Sale Asset		0		-		-		-		0
Insurance Insolvency Recovery		(1)		-		-		-		(1)
Affiliate Management Fees		-		2		-		-		2
Non-Income Tax Settlement Expense		-		1		-		-		1
Other Addbacks (c)		0		0		-		-		1
Adjusted EBITDA*	$	115	$	116	$	(11)	$	0	$	221
Adjusted EBITDA Margin* (%)		14%		15%		20%		0%		14%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes charges related to inventory fair value step up adjustments in the Wallover acquisition, currency conversion impacts of hyper-inflationary economies and other non-recurring charges.

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©2020 Quaker Houghton. All Rights Reserved

Full Year 2016 Pro Forma Reconciliation

(dollars in millions)

	2016				
	Quaker	Houghton	Divestitures	Other (a)	Pro Forma*
Net Income (Loss) Attributable to Quaker Houghton	$ 61	$ (37)	$ (8)	$ 7	$ 23
Depreciation and Amortization	20	55	-	5	80
Interest Expense, Net	1	51	-	(14)	37
Taxes on Income (b)	23	(5)	(2)	2	18
EBITDA*	105	64	(10)	0	158
Equity Income in a Captive Insurance Company	(2)	-	-	-	(2)
Combination, Integration and Other Acquisition-Related Expenses	2	3	-	-	5
Pension and Postretirement Benefit Costs, Non-Service Components	2	(1)	-	-	1
Cost Reduction Activities	-	4	-	-	4
Impairment of Goodwill and Intangible Assets	-	41	-	-	41
Affiliate Management Fees	-	2	-	-	2
Non-Income Tax Settlement Expense	-	2	-	-	2
Full-Year Impact of Wallover Acquisition	-	3	-	-	3
Other Addbacks (c)	(0)	1	-	-	1
Adjusted EBITDA*	$ 107	$ 119	$ (10)	$ 0	$ 215
Adjusted EBITDA Margin* (%)	14%	16%	22%	0%	15%

* Certain amounts may not calculate due to rounding, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margin (%) as well as the total pro forma financial results presented for combined Quaker Houghton.

(a) Other includes estimated increases to depreciation and amortization due to purchase accounting fair value adjustments and a reduction of interest expense based on the average borrowings of the period plus the purchase consideration under the Quaker Houghton facility estimated interest rates.

(b) Taxes on income related to both Divestitures and Other reflect each tax effected at the U.S. federal tax rate of 21%.

(c) Other addbacks includes a charge related to a legal settlement, a charge related to inventory fair value adjustments in the Wallover acquisition, offset by a gain on the sale of an asset, currency conversion impacts of hyper-inflationary economies and a restructuring credit.

Quaker Houghton. Forward Together

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